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                                                                   Exhibit 10.42



                               January 29, 1997



System Software Associates, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attention: Joseph Skadra, Chief Financial Officer

Re:  Extension and Amendment of Credit Facility

Ladies and Gentlemen:

          Reference is hereby made to the Credit Agreement dated as of June 19, 1995, by and among System Software Associates, Inc. (the "Company"), System Software Associates Japan Limited Liability Company, L.L.C. ("SSAJLLC" and, together with the Company, the "Borrowers"), Bank of America National Trust and Savings Association, as Agent (the "Agent"), Bank of America Illinois, as a Bank ("BofA"), American National Bank and Trust Company of Chicago, as a Bank ("ANB" and, together with BofA, the "Banks") and Bank of America Illinois, as Letter of Credit Issuer (the "Issuing Bank") (as amended, the "Existing Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the draft Amended and Restated Credit Agreement attached hereto as Exhibit A (the "Draft Restatement").

          Reference is also hereby made to the Waiver and Amendment Agreement, dated September 16, 1996, by and among the Borrowers, the Banks, the Issuing Bank and the Agent (the "September Waiver") and the Waiver and Amendment Agreement, dated as of January 7, 1997, by and among the Borrowers, the Banks, the Issuing Bank and the Agent (the "January Waiver").

          This letter memorializes our understanding and, when executed by you, our agreement, to amend and restate the Existing Credit Agreement in its entirety in accordance with the terms and conditions set forth below:

1. The Banks, the Agent, the Issuing Bank and the Borrowers hereby agree to execute and deliver at the earliest practicable date (but in any event on or prior to February 28, 1997) a definitive restatement of the Existing Credit Agreement, containing terms consistent with those set forth in this letter agreement and otherwise in a form and substance substantially in accordance with the Draft Restatement attached hereto (in the form so executed, the "Definitive Restatement").

2. The obligation of the parties hereto to execute and deliver the Definitive Restatement shall be absolute and unconditional, subject only to the following:

     (a) the Company and the Noteholders (as defined in the Draft Restatement), contemporaneously with the execution of the Definitive Restatement, shall have executed and delivered a definitive restated Note Purchase Agreement substantially in the form of the existing Note Purchase Agreement, with such changes as are necessary to (i) reflect the terms of letter agreement of even date herewith among the Company and the Noteholders, a copy of which is attached hereto as Exhibit B, and (ii) provide the Noteholders with rights and remedies that are no more favorable to the Noteholders than the rights and remedies of the Banks under the Definitive Restatement, together with such other changes as are mutually acceptable to the Banks, the Company and Noteholders (the New Note Agreement);

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     (b)  the Company shall have executed and delivered to each of the Banks a warrant to purchase shares of the Company's common stock substantially in the form of Exhibit C attached hereto (the "Warrants"), and for the respective share amounts set forth below:


          Bank of America Illinois:      250,000 shares.

          American National Bank
          and Trust Company of Chicago:  250,000 shares.

     (c) the Company shall have executed and delivered the Registration Rights Agreement substantially in the form of Exhibit D attached hereto; and

     (d) no Event of Default (as defined in Article X of the Draft Restatement) shall have occurred on or after the date hereof and be continuing.

3. The Definitive Restatement shall contain the following terms and provisions:


     (a)  The Revolving Termination Date shall be extended to November 1, 1997.

     (b) Upon delivery of the foreign subsidiary stock pledges and the other outstanding collateral documents contemplated by the January Waiver Agreement which have not been delivered as of the date hereof (the "Remaining Collateral Deliveries"), the interest rate on all the outstanding Loans shall be set at the non-Default rate of Base Rate plus 1% per annum, and a Default rate of Base Rate plus 3% per annum. There will be no LIBOR option. Upon completion of the fgRemaining Collateral Deliveries, the Letter of Credit fees shall be set at a Non-Default fee of 2% per annum and a Default fee of 4% per annum.

     (c) The Company shall be required to make a mandatory prepayment, pro-rata to the Banks and the Noteholders, out of 100% of the proceeds of any debt or equity offering by the Company or any Subsidiary of $100 million or more in an amount up to the unpaid principal, interest and other obligations ("Obligations") then outstanding to the Banks and the Noteholders. Prior to the Company or any Subsidiary completing any debt or equity offering for less than $100 million, the Company must obtain the prior consent of the Banks and the Noteholders, which consent shall be granted or withheld in their sole and absolute discretion.

     (d) The financial covenants in Article 9 of the Existing Credit Agreement will be eliminated in their entirety and replaced with the following:

          (i) Cash: The Company will be required to maintain consolidated cash balances as of the end of any calendar week of not less than $6 million.

          (ii) Net worth: The Company will be required to maintain a consolidated net worth of at least $103 million at the end of any fiscal quarter.

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          (iii)  Expenditures: The Company may not incur consolidated capital expenditures plus capitalized software expenditures in excess of $16 million in any fiscal quarter.

From and after the date hereof the Company shall comply with the each of the covenants in subparagraphs (i) through (iii) above and the failure to so comply shall constitute an Event of Default under the Existing Credit Agreement.

     (e) The Company will be required to complete the Remaining Collateral Deliveries by no later than March 31, 1997.

     (f) The Loans shall no longer revolve, and the Company shall no longer have the right to reborrow funds previously borrowed and repaid. The Issuing Bank shall not renew or issue any Letters of Credit.

     (g) Each Bank's Commitment shall be no more than the sum of Loans and the Dollar Equivalent amount of Letters of Credit currently owed to that Bank. No unused Commitment Fee shall be payable.

     (h) The Warrant exercise price shall be the average of the closing price of the Company's common stock for the 15 consecutive trading days preceding issuance of the Warrants, or such other 15 day period as to which the Company and the Banks may mutually agree.

     (i) The Warrant holders will agree to a 90 day lock-up (selling restriction) from the closing of any underwritten equity or convertible debt offering by the Company that results in principal repayments to the Banks and Noteholders.

     (j) To the extent that any make-whole payment is paid to the Noteholders under the New Note Agreement (a "Noteholder Payment"), the Company shall make a cash payment to the Banks, ratably in accordance with their then respective Commitments, in an aggregate amount equal to the product of (x) the Noteholder Payment, multiplied by (y) the result of a fraction, the numerator of which is the total Obligations then outstanding to the Banks and the denominator of which is the total Obligations then outstanding to the Noteholders.

4. The Agent, the Banks and the Issuing Banks hereby waive each of the Acknowledged Defaults (as defined in the January Waiver) and each of the following additional Events of Default under the Existing Credit Agreement: (i) default under Section 8.13 of the Existing Credit Agreement arising out of the Company's recent change in accounting method for reseller agreements, (ii) default under the Existing Credit Agreement due to the failure to give proper written notice of the recently filed litigation against the Company to the Agent and the Banks in the manner required by the Existing Credit Agreement, (iii) default due to the Company's failure to satisfy the covenants in Article 9 of the Existing Credit Agreement from the date of the January Waiver through and including the date hereof, (iv) the default due to the Company's failure to timely comply with the collateral delivery requirements in Section 4.3 of the January Waiver and the notice requirements in Annex A of the January Waiver, (v) default under Section 10.1 of the Existing Credit Agreement arising out of the Company's defaults under the Noteholder Agreement and the Noteholders Waiver (as each such term is defined in the January Waiver), and (vi) default under Section
10.1 of the Existing Credit Agreement arising out of the failure to timely notify the Banks and the Agents of the defaults referenced in clauses (i) through (v) hereof (collectively, together with the Acknowledged Defaults, the "Stated Defaults").

5. Section 3.1 of the September Waiver and Section 1.2(c) and Article IV of the January Waiver are all hereby terminated and are of no further force and effect. Any Event of Default by the Company after the date hereof Under Article X of the Draft Restatement shall constitute an Event of Default under the Existing Credit Agreement.

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6.   From the date hereof through and including the execution of the Definitive
Restatement, the Banks, the Issuing Bank and the Agent hereby waive the Company's requirement to comply with the covenants set forth in Article 9 of the Existing Credit Agreement.

7. This letter agreement may be executed by facsimile signatures. The parties agree to exchange original signature pages hereto promptly after the date hereof via first class mail. This letter agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same letter agreement.

     If you are in agreement with the foregoing, please sign where indicated below and return an executed copy of this letter agreement to each of the undersigned at their respective addresses as set forth in the Draft Restatement.

                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as Agent


                                  By:  /s/ Dietmar Schiel
                                       -----------------------------------------
                                  Title:  Vice President
                                          --------------------------------------

                                  BANK OF AMERICA, ILLINOIS, as a Bank

                                  By:  /s/ Leslie Reuter
                                       -----------------------------------------
                                  Title:  Attorney-in-fact
                                          --------------------------------------

                                  BANK OF AMERICA ILLINOIS, as Issuing Bank

                                  By:  /s/ Leslie Reuter
                                       -----------------------------------------
                                  Title:  Attorney-in-fact
                                          --------------------------------------

                                  AMERICAN NATIONAL BANK AND TRUST COMPANY
                                  OF CHICAGO

                                  By:  /s/ Darren M. Snyder
                                       -----------------------------------------
                                  Title:  Assistant Vice President
                                          --------------------------------------

ACCEPTED AND AGREED:

SYSTEM SOFTWARE ASSOCIATES, INC.

By:  /s/ Joseph Skadra
     ------------------------------------
Title: Chief Financial Officer
       ----------------------------------

SYSTEM SOFTWARE ASSOCIATES
JAPAN LIMITED LIABILITY COMPANY

By:  /s/ Joseph Skadra
     ------------------------------------
Title: Manager
       ----------------------------------


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